Exhibit 99.1

Mannatech Adds Robert Toth to Board of Directors

Toth brings more than 27 years of industry experience

Coppell, Texas, March 25, 2008—Mannatech, Incorporated (NASDAQ – MTEX), announced today that, effective March 24, 2008, Robert Toth, former Executive Vice President of Avon Products, will join the company’s Board of Directors. His appointment increases the number of directors to ten, and Mr. Toth will stand for re-election at the company’s Annual Shareholders’ Meeting on June 18, 2008.

Mr. Toth, age 55, brings over 27 years of direct-selling experience, most recently as President of Avon International from 2004 to 2005. In that capacity, his operations included over 120 countries with annual revenues in excess of $5.5 billion. Since leaving Avon, he has worked in venture capital as a private investor focused on new business start-ups in the technology sector.

Mr. Toth began his Avon career in customer service in 1978, then moved to U.S. sales and operations and was promoted to U.S. Director of Sales in 1989. He transitioned to Avon International in 1991 as Director of New Business Development, where he played a lead role in Avon’s market entry plan for Russia. He was based in Warsaw from 1993 to 1997 as Avon’s President of Central and Eastern Europe, where he established and led Avon Poland. From 1997 to 2004, Mr. Toth was based in London where he held a number of senior management positions including Group Vice President, Eastern Europe, Middle East and Africa (1997-1999,) Senior Vice President, Europe, Middle East and Africa (1999-2002,) and Executive Vice President for Asia-Pacific, Europe, Middle East and Africa (2002-2003).

“We are very pleased that Bob Toth has agreed to join Mannatech’s Board,” said J. Stanley Fredrick, lead director of the Board. “His strong executive experience combined with his extensive industry knowledge, sales and operational credentials, and hands-on experience in opening new and emerging markets, will strengthen the company’s Board and bring an additional global perspective.”

Mr. Toth graduated from LaSalle University in 1974 with a B.A. in Business Administration and was an officer in the U.S. Marine Corps from 1975 to 1978. He is currently on the Board of Directors of the YMCA in Madison, New Jersey.

About Mannatech

Mannatech, Incorporated, is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent associates and members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell, Vice President

Investor Relations

972-471-6512

ir@mannatech.com

Corporate website: www.mannatech.com